                                CONTRACT SCHEDULE

                  LIFETIME GUARANTEED WITHDRAWAL BENEFIT RIDER

LIFETIME GWB RIDER SPECIFICATIONS       [Single Life Version, Joint Life
                                        Version]

EFFECTIVE DATE:                         [February 15, 2009]

MINIMUM LIFETIME INCOME AGE:            [59 1/2]

INITIAL TOTAL GUARANTEED WITHDRAWAL     [$100,000.00]
AMOUNT:

MAXIMUM BENEFIT AMOUNT:                 [$10,000,000.00]

LIFETIME GWB WITHDRAWAL RATE:           [[5.00%] if first withdrawal is taken
                                        before the Contract Year in which the
                                        Owner (or oldest Joint Owner or
                                        Annuitant if Owner is a non-natural
                                        person) will attain age [76].

                                        [6.00%] if first withdrawal is taken
                                        during the Contract Year in which the
                                        Owner (or oldest Joint Owner or
                                        Annuitant if Owner is a non-natural
                                        person) attains or will attain age [76]
                                        or older.]

AUTOMATIC STEP-UP DATE:                 [Every Contract Anniversary following
                                        the Effective Date]

MAXIMUM AUTOMATIC STEP-UP AGE:          [90]

LIFETIME GWB MAXIMUM FEE RATE:          [1.60% for Single Life Version, 1.80%
                                        for Joint Life Version]

LIFETIME GWB FEE RATE:                  [1.25% for Single Life Version, 1.50%
                                        for Joint Life Version]

LIFETIME GWB CANCELLATION WINDOW        [30 day period following the 5th, 10th,
PERIODS:                                and 15th and later Anniversaries
                                        following the Effective Date.]

GUARANTEED PRINCIPAL ADJUSTMENT         [15th Contract Anniversary following the
ELIGIBILITY DATE:                       Effective Date]

ALLOCATION, TRANSFER AND REBALANCING
------------------------------------
LIMITS:
-------

   LIFETIME GWB INVESTMENT DIVISIONS:   [Metlife Defensive Strategy Portfolio,
                                        Metlife Moderate Strategy Portfolio,
                                        Metlife Balanced Strategy Portfolio,
                                        Metlife Growth Strategy Portfolio]

   PLATFORM 1 MINIMUM PERCENTAGE:       [30%]

   PLATFORM 1 INVESTMENT DIVISIONS:     [Pearson Fund, Foley Fund, Badeer Fund,
                                        Nardi Fund]

   PLATFORM 2 MAXIMUM PERCENTAGE:       [70%]

   PLATFORM 2 INVESTMENT DIVISIONS:     [Pearson Fund, Foley Fund, Badeer Fund,
                                        Nardi Fund]

   PLATFORM 3 MAXIMUM PERCENTAGE:       [15%]

   PLATFORM 3 INVESTMENT DIVISIONS:     [Pearson Fund, Foley Fund, Badeer Fund,
                                        Nardi Fund]

   PLATFORM 4 MAXIMUM PERCENTAGE:       [15%]

   PLATFORM 4 INVESTMENT DIVISIONS:     [Pearson Fund, Foley Fund, Badeer Fund,
                                        Nardi Fund]

ML-ELGWB (7/09)